1.

How many new customers wins have you had in the last 3 months?  Please discuss types of customers and give as much detail as you can.

Thanks Scott, great question.  We’ve got significant opportunities across the U.S. as more companies are looking to understand ROI on their media spent.  We’ve been able to partner with some really big blue chip companies to grow our revenue, and we are leveraging that going forward.  Because there are multiple opportunities if you think about it the products that we have are to be used multiple times throughout the year as new products and promotions come out.  You can leverage the products like Social Echo, Popshare and EMgage.  When you look at Ford we partnered with some of their deal groups.  If you look at JC Penney we were able to partner with their foundation.  If you look at Travelocity that comes out with new products and promotions all of the time we were able to partner with one of their on line programs.  Hotels.com is a program that is going to be sent to over 6 million people starting actually tomorrow.  So we are able to partner not just with large companies but also with different groups within those large companies to get different messages out and provide really rich and robust analytical data back to them.  We can customize the analytics to what they need.  The foundation had a different message than the marketing group in JC Penney might have.  We view these companies as opportunities for future growth but also multiple contacts within these companies for multiple uses of our technology.  We are actually very excited about the partners we’ve already developed, the multiple usages we hope to get as well as new companies that are as big and blue chip as the companies we’ve already partnered with.

       2.  What type of revenue ramp should we expect to see in 2013?

Thanks for that.  Our revenue growth has been significant from a percentage standpoint.  We’ve really started our product selling in June of 2012, so it’s only been 7 months since we’ve been focused as a company on the products that we’ve got, predominantly social, social echo.  We had no revenue the first half of the year; we had $10,000 in Q3 and a significant growth on that in Q4.   We’ll be announcing in our 10K those revenues here in the next few weeks.  But as you look at the growth opportunities that are in front of us, we believe there is significant upside to our opportunity to drive revenue, not just from the products that we’ve been selling but these new products…EMGage was just announced two weeks ago, and Popshare should launch as I said in late Spring or early Summer.  There are other ideas and other product initiatives we are working on so as we look at the ramp opportunities in front of us not just the products that we’ve been selling but new products and new partnerships we are starting to create with different agencies we think will enable us to maximize the spread of a company that is still quite small but growing rapidly in a huge huge space.  The great opportunity is that as we present these new products very rarely are we hearing people say, “Oh, so and so was already in here a few weeks ago talking to us about a very similar product.”  We are not running into those issues yet which gives us the belief that there is a significant runway, a significant growth opportunities for Blue Calypso for 2013.

3.

How are the legal suits progressing?

Thanks for that Neil.  The lawsuits are progressing quite rapidly.  We are very excited about the progress we are making, in fact we’ve got our first Markman hearing scheduled with Living Social in August of this year which is a pretty quick turnaround from when we started our litigation a few months ago.  So the Markman hearing has been set and the judge has also said that February of next year is when the actual trial will be had.  So, one of the benefits we’ve got of being in the Eastern District of Texas judiciary system allows us to be in what’s known as the “Rocket Docket”.  You are experiencing speed through the process versus a lot of other districts.  So that has already been calendarized and set, but we are actually having conversations with multiple partners, or multiple people that we have been litigating with.  I obviously can’t get into any level of specificity or detail because most of those conversations are private and under NDA, but I can see we’ve got discussions going on with multiple parties.  We’ve got calendarization meetings set with Living Social case and we hope in the next 30 days to have a calendarization meeting with the judge on the rest of the cases that we’ve got so we can start putting dates into our calendars on when we should be expecting these cases to get to the judiciary system.  Being in the Eastern District is critically important because of the shear speed we are able to get through.  So yes, we’ve started conversations with many of the litigants, and we’ve already got one scheduled and the rest should be coming hopefully in the next 30 to 45 days getting a calendarization meeting set.  So actually we are pleased so far with the time and speed that we are moving through.

4.

How will the Company leverage the trend in social towards mobile?

You know as a veteran of the mobile space both at Samsung Mobile as well as Motorola, I’ve seen reams of data on the growth of mobile as the primary mechanism for consumers to not only to interact with the internet, and communicate with their friends through text, through access to social media, through email, but we are seeing ecommerce start to grow rapidly through the mobile apparatus.  And, our patents and our technology were originally written and coded around the strength of mobility about the vision of how big and broad it was going to be.  So that is why all of our technology is easily formatted down to the mobile space for phones as well as tablets.  But also, as companies start the understand the huge opportunity in terms of ecommerce, how they can sell their products and services through an electronic mechanisms primarily the phone, programs like Blue Calypso, the technology we provide enable these companies to leverage the mobile phone, to leverage tablets to communicate products and programs across social media mechanisms from their phone I think is a massive opportunity for Blue Calypso because its mobility is the primary mechanism for the sharing that is taking place today.  So the fact that our company was really focused on mobility originally, my back ground in mobility I think is going to be nothing but upside for Blue Calypso as mobile interactions grow dramatically and companies start to get more and more of their revenue from mobile interactions and their consumers.

5.

Does Facebook’s recent surprise performance in the mobile space have an impact on you?  If so, how much?

You know I think Facebook is seeing the same data that everyone else is which is that mobile and people’s mobile interaction is the huge growth part of the curve of people interacting with companies as well as interacting through social media channels and the fact that Blue Calypso all of our technology is customized for mobile phones as well as tablets and laptops.  It gives us an advantage against other companies in our space because we know; my background has seen that the mobile phone growth is exploding.  Facebook has seen that as well. Facebook is looking to and they’ve said publically they need to monetize the mobile interaction because so much of the Facebook communication happens on the mobile phone.  WE see that same trend and that is why we are so excited about future opportunities because our technology is perfectly formatted and customizable for that mobile phone interaction for consumers to spread the word for companies about products, promotions and programs.  I think that Facebook’s focus on mobility is exactly right, that’s one of the reasons we are excited at Blue Calypso because we do that same focus on mobility.

6.

What is the technical development and release schedule for 2013?

You know that is a great question.  Blue Calypso is constantly focused on new products and programs.  Quite frankly, the speed that we have shown both n the past and what we expect going forward is really going to differentiate us.  When J.C. Penney came to us we were able to turn that program around in only 72 hours.  Other products and programs depend on really the level of the program that a company might need, but we have the code writers, the account staff, we have the leadership to be able to turn very very quickly not just new capabilities and new programming, but just new needs that we are always really trying to monitor and measure that exist out there.  We are in the technology space, technology moves quickly.  It is important for us to understand where it is going, but to also understand needs that haven’t been identified yet and be the first in there.  The technology that we’ve got enables us to do that and it is going to be one of our key competitive advantages going forward.